Exhibit 99.1
Charah Solutions, Inc. Reports First Quarter 2022 Results
Company Reported Revenue of $66.1 Million for the Period; New Awards of $87.7 Million Year-to-Date
Market Trends Supportive of Expanding Business in 2022 and Beyond - Pending New Business Pipeline of $3.15 Billion
Released Second Annual ESG Report in April 2022; Achieved Substantially All 2021 Objectives

Louisville, KY – May 10, 2022 – Charah Solutions, Inc. (NYSE: CHRA) (“Charah Solutions” or the “Company”), a leading provider of environmental services and byproduct recycling to the power generation industry, today announced financial results for the first quarter of 2022.
First Quarter Financial Results
For the three months ended March 31, 2022, the Company reported revenue of $66.1 million, compared to $52.1 million for the same period in 2021 and $93.4 million for the three months ended December 31, 2021. Gross profit decreased to negative $3.8 million for the three months ended March 31, 2022, compared to $5.6 million for the same period in 2021 and $3.9 million for the three months ended December 31, 2021. Net income attributable to Charah Solutions, Inc. was negative $12.0 million for the three months ended March 31, 2022 as compared to negative $1.3 million for the same period in 2021 and $1.3 million for the three months ended December 31, 2021. Adjusted EBITDA(1) was $0.4 million for the three months ended March 31, 2022 as compared to $9.5 million for the same period in 2021.
Financial results in the first quarter of 2022 were directly affected by several factors, most notably supply chain and logistics issues, which impacted the expected ramp of two long-term beneficial use projects, and significant weather challenges, which delayed the completion of three projects during the quarter, resulting in cost overruns. Delays in receiving material and obtaining necessary rail and trucking resources resulted in a delay to the start of one large project and have pushed the expected ramp of the second. The Company is taking steps to address these issues, and it is not expected that the long-term profitability of the projects will be materially impacted. Additionally, significant rain events at three construction projects extended the final completion dates for those projects and resulted in cost overruns. The projects had originally been scheduled for completion in the Fall of 2021. The Company has now demobilized at the largest of these projects and expects to complete the remaining two projects during the second quarter. Continued strong performance from Environmental Risk Transfer (“ERT”) Services projects partially offset the negative impacts from these projects.
Management Commentary
“Charah Solutions’ business and prospects for growth remain strong,” said Scott Sewell, President and Chief Executive Officer of Charah Solutions. “Market characteristics and trends affecting the remediation and environmental risk transfer categories, including increased compliance requirements, accelerating decommissioning schedules for coal power plants, and service provider consolidation by customers, are particularly supportive. At the same time, the increased focus on sustainability and carbon emissions reduction continues to support the recycling and marketing of fly ash through our Byproduct Services business as an environmentally-friendly substitute for Portland cement in the production of concrete. With a potential total addressable market of $75 billion for EPA-mandated ash pond remediation and $3 billion for environmentally-friendly Portland cement substitutes, these tailwinds give us confidence in our ability to continue to grow our business in 2022 and beyond.
“During the first quarter, our results were impacted by several challenges, including project timing along with shipping and weather-related delays. However, as we progress through 2022, we are confident that the trends I just discussed , along with further contract wins, will position Charah Solutions for success well beyond 2023,” continued Mr. Sewell. “Global efforts to increase operational sustainability and eliminate potential environmental impacts from the decommissioning of legacy power plants are only gaining momentum. Charah Solutions’ services are tailor-made to enable these transitions.”
Business Developments
Charah Solutions has continued the positive momentum seen across its four lines of business, made up of ERT Services, Remediation & Compliance Services, Byproduct Services, and Raw Materials Sales. Customer interaction with utilities, independent power producers and municipalities is increasing, and Environmental Protection Agency ("EPA") and state-mandated environmental remediation work will provide growth for many years to come. The Company also continues to see expanding interest in its EnviroSourceTM ash beneficiation technology as more customers look for environmentally friendly methods to manage their ash remediation and sustainably recycle it for the benefit of the environment.
Since the beginning of 2022, Charah Solutions’ opportunity set for new bid work has expanded, from $7 billion to $8 billion, as the company tracks anticipated requests for proposal which are projected to be awarded over the next two years. Charah Solutions’ pipeline for pending work, for which the Company has submitted a bid but which has not yet been awarded, increased to $3.2 billion. Year-to-date awards won by the Company across all business lines total $87.7 million.
In particular, Charah Solutions’ ERT business has seen positive progress. During the first quarter, ERT saw strong results from the ahead-of-schedule Gibbons Creek project, as well as strong scrap material sales. The Company has completed sales of approximately 80% of the acreage at the Gibbons Creek project, and expects land sales from Gibbons Creek to be completed over the next several quarters, beginning in the second quarter of 2022.

Additionally, Charah Solutions closed on two new ERT projects with GenOn in April –– the Avon Lake facility in Ohio and the Cheswick facility in Pennsylvania. The ERT Services line continues to exceed management’s expectations, and the Company has devoted additional resources to capitalize on these opportunities.
Market Commentary
Market and regulatory developments over the course of the past twelve months have added to the substantial tailwinds for Charah Solutions’ business. According to Research and Markets, the total annual market for environmental remediation and compliance services is projected to reach $38 billion by 2025. This figure is partially underpinned by the EPA's estimate that over 1,000 active and inactive ash ponds and landfills currently require remediation or closure.
Charah Solutions continues to believe that the EPA’s January announcement related to coal ash and groundwater management of mandated surface impoundments and landfills will be a positive catalyst for its business as a whole as the EPA strengthens regulations around remediation work utilities are required to perform at their facilities. Specifically, the Company sees its Remediation & Compliance Services, the highest potential growth engine of the Company, as well as its new ERT Services business, benefiting from these drivers.
Similarly, the Company anticipates that the infrastructure bill signed into law in November 2021 will have a positive impact specifically on its Byproduct Services and Raw Material Sales businesses. Much like the potential favorable impact anticipated from the EPA announcement, Charah Solutions believes that the demand by state and federal entities and end-use customers and consumers for more environmentally friendly alternatives to Portland cement will result in accelerating growth in the utilization of fly ash and green concrete, in a market which is anticipated to grow 2-3% per year over the next 3 years. As previously discussed, Charah Solutions' EnviroSourceTM service is designed to directly address this market by reducing environmental impacts from Portland cement manufacturing, which is a top producer of total global carbon emissions. The Company remains optimistic that we will reach our first commercial agreement for the use of our EnviroSourceTM technology in the first half of 2022.
Our byproduct services offerings also include recurring and daily onsite coal ash management operations for coal-fired power generation facilities management, which are mission-critical to the daily operations of power plants. These vital services provide a steady and predictable baseline of revenue for the Company already, and we anticipate this continuing given market and regulatory drivers.
2nd Annual ESG Report
Subsequent to the end of the first quarter, Charah Solutions released its second annual environmental, sustainability, and governance (“ESG”) report. During 2021, the Company achieved substantially all objectives set out for the year. These 18 targets across environmental, data collection and reporting, diversity and inclusion, and safety included returning 90 percent of owned land to a sustainable state, maintaining violation-free operations, creation of an apprenticeship program for hew hire BIPOC employees in trade specific jobs, increasing military veteran hires, and maintaining zero lost time injuries.
The Company is also on track to meet or exceed its 3-year and 5-year objectives due to the hard work and ongoing commitment of our employees at our 40 sites across the United States.
Charah Solutions’ 2nd Annual ESG Report, which includes all reported results and metrics, can be found at charah.com/sustainability/.
Cash & Liquidity
As of March 31, 2022, the Company had cash of $11.2 million, and availability on its revolving credit facility of $14.2 million, for total available liquidity of $25.4 million. Based on the applicable financial statement balances as of March 31, 2022, if the Company were to borrow in excess of $5.0 million on the Credit Agreement, the financial covenants associated with the Credit Agreement would become applicable.
2022 Guidance Progress
Charah Solutions today reaffirms the guidance ranges previously given on its Fourth Quarter and Full Year 2021 earnings call. This includes revenue of $325-$365 million; net loss attributable to Charah Solutions of $8-$12 million; adjusted EBITDA(1) of $35-$40 million; and adjusted free cash flow(1) of $5-$15 million.
Regarding Adjusted EBITDA, the Company now expects full year results to be on the lower end of the guidance range given.
(1)The forward-looking measures of 2022 Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures that cannot be reconciled to net loss attributable to Charah Solutions, Inc. and cash flows from operating activities, respectively, as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.
Conference Call and Webcast
Charah Solutions will host a conference call at 8:30 a.m. ET on Wednesday, May 11, 2022 to discuss first quarter 2022 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.
To register to participate live on this conference call, please register at https://conferencingportals.com/event/ITqMjowz. A confirmation email will be sent after registering, including dial-in details and a unique code for entry. We recommend registering a day in advance or, at a minimum, 15 minutes before the scheduled start time of the call. Participants may also listen to the conference call via webcast by visiting the Investor Relations section of the Charah Solutions website at ir.charah.com.
A webcast replay will be available on the Investors section of the Charah Solutions website at ir.charah.com after 11:30 a.m. ET on Wednesday, May 11, 2022. In addition, an audio replay will be available for one week following the call and will be accessible by dialing (800) 770-2030. The access code is 13653.

A supplementary presentation will also be available on the Investors section of the Charah Solutions website at ir.charah.com.
About Charah Solutions, Inc.
With more than 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct recycling to the power generation industry. Based in Louisville, Kentucky, Charah Solutions assists utilities and independent power producers with all aspects of sustainably managing and recycling ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, structural fill projects, power plant remediation, and site redevelopment. Charah Solutions is the partner of choice for solving customers' most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit, please visit https://charah.com/.

Investor Contact
Roger Shannon, Chief Financial Officer and Treasurer
Charah Solutions, Inc.
ir@charah.com
(502) 245-1353

Caldwell Bailey
ICR, Inc.
Caldwell.Bailey@icrinc.com
(646) 677-1894

Media Contact
Tamara Davis
PriceWeber Marketing
media@charah.com
(270) 202-8516
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and “guidance,” similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the year ended December 31, 2021 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.
Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted EBITDA margin are not financial measures determined in accordance with GAAP. Charah Solutions defines Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, interest expense, net, loss on extinguishment of debt, income taxes, depreciation and amortization, equity-based compensation, impairment expense (including inventory reserves), gain on change in contingent payment liability and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue.
Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure. Management excludes the items listed above from net loss attributable to Charah Solutions, Inc. in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within Charah Solutions’ industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss attributable to Charah Solutions, Inc. determined according to GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Charah Solutions’ Adjusted EBITDA presentation should not be construed as an indication that the Company’s results will be unaffected by the items excluded from Adjusted EBITDA. Charah Solutions’ computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. Charah Solutions uses Adjusted EBITDA margin to measure the Company’s business's success in managing its cost base and improving profitability. A reconciliation between Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., Charah Solutions’ most directly comparable financial measure calculated and presented in accordance with GAAP, along with a calculation of the Company’s Adjusted EBITDA margin is included in the supplemental financial data attached to this press release.
Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share are not financial measures determined in accordance with GAAP. Charah Solutions defines Adjusted net loss attributable to common stockholders as net loss attributable to common stockholders less, on a post-tax basis, income from discontinued operations, net of tax, and plus, on a post-tax basis, loss on extinguishment of debt, impairment expense (including inventory reserves) and transaction-related expenses and other items. Management excludes the items listed above to provide a more meaningful comparison of the Company’s operating performance when compared to prior periods. Adjusted net loss and Adjusted loss per basic/diluted share should not be considered as an alternative to, or more meaningful than net loss attributable to common stockholders. or loss per basic/diluted share determined in accordance with GAAP. A reconciliation of Adjusted net loss and Adjusted loss per basic/diluted share to the most directly comparable financial measure calculated and presented in accordance with GAAP is provided in the supplemental financial data attached to this press release.
Adjusted free cash flow is not a financial measure determined in accordance with GAAP. We define Adjusted free cash flow as cash flows from operating activities, cash and restricted cash received from ERT transactions and proceeds from the sales of real estate, property and equipment, less cash used for capital expenditures. We include cash and restricted cash received from ERT transactions and proceeds from the sales of real estate, property and equipment and deduct cash used for capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure.
The Company uses non-GAAP measures internally as a key performance measure of the results of operations for purposes of evaluating performance. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to, or more meaningful than, net income or earnings per basic/diluted share (as determined in accordance with GAAP) as a measure of our operating results.
GUIDANCE LANGUAGE
This guidance is based on our current expectations of no material worsening of the COVID-19 pandemic, specifically including, but not limited to, no material customer work stoppages, no significant employee absences, no exacerbated supply chain or transportation issues and no government-mandated quarantines. Any worsening of the COVID-19 pandemic could materially affect our 2022 outlook. Although we have not experienced significant disruptions thus far from the pandemic due to the critical nature of our customers’ operations, the pandemic or any future major public health crisis could impact our business, consolidated results of operations and financial condition in the future. We are monitoring the impact on our business of current macroeconomic conditions, particularly with regard to the availability and cost of labor, and supply chain issues, particularly affecting transportation logistics and the availability of certain materials. We have observed an overall tightening and increasingly competitive labor market, although we have not experienced any material disruptions due to labor shortages. A sustained labor shortage or an increase in turnover, whether attributable to the COVID-19 pandemic or general macroeconomic conditions, could result in higher labor costs, for us or our subcontractors. Supply chain issues, including shortages of equipment, vehicles and construction supplies, affecting us or our subcontractors could increase our costs or cause delays in our ability to complete our projects. In addition, there are timing uncertainties associated with the startup of recently announced customer awards, including ERT awards. As with our 2021 results, the impact of weather, including hurricanes, excessive rain or moderate temperatures, could adversely affect our results.

CHARAH SOLUTIONS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$11,184	$24,266
Restricted cash	22,054	34,908
Trade accounts receivable, net	50,676	49,303
Contract assets	24,912	26,844
Inventory	4,793	6,289
Prepaid expenses and other current assets	7,652	6,113
Total current assets	121,271	147,723
Real estate, property and equipment, net	75,943	70,473
Goodwill	62,193	62,193
Intangible assets, net	51,557	53,531
Equity method investments	7	7
Other assets	10,483	10,180
Total assets	$321,454	$344,107

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	31,396	30,641
Contract liabilities	6,593	6,199
Capital lease obligations, current portion	8,826	6,979
Notes payable, current maturities	8,196	7,567
Asset retirement obligations, current portion	24,776	27,534
Accrued liabilities	25,160	36,874
Other current liabilities	460	460
Total current liabilities	105,407	116,254
Deferred tax liabilities	985	949
Contingent payments for acquisitions	1,950	1,950
Asset retirement obligations	9,193	14,879
Capital lease obligations, less current portion	25,757	19,444
Notes payable, less current maturities	132,539	133,661
Other liabilities	641	641
Total liabilities	276,472	287,778

Commitments and contingencies

Mezzanine equity
Series A Preferred Stock — $0.01 par value; 50,000 shares authorized, 26 shares issued and outstanding as of March 31, 2022 and December 31, 2021; aggregate liquidation preference of $33,775 and $32,712 as of March 31, 2022 and December 31, 2021, respectively	37,676	35,532

Stockholders’ equity
Retained losses	(106,719)	(94,679)
Common Stock — $0.01 par value; 200,000 shares authorized, 33,408 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	334	334
Additional paid-in capital	113,432	114,880
Total stockholders’ equity	7,047	20,535
Non-controlling interest	259	262
Total equity	7,306	20,797
Total liabilities, mezzanine equity and stockholders’ equity	$321,454	$344,107

CHARAH SOLUTIONS, INC.
Condensed Consolidated Statement of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$66,051	$52,107
Cost of sales	(69,818)	(46,522)
Gross profit	(3,767)	5,585
General and administrative expenses	(8,952)	(9,432)
Gain on sales-type lease	—	5,568
Gains on sales of real estate, property and equipment, net	3,543	547
Gain on ARO settlement	2,451	—
Other operating expenses from ERT services	(667)	(290)
Operating (loss) income	(7,392)	1,978
Interest expense, net	(4,573)	(3,235)
Income from equity method investment	—	202
Loss before income taxes	(11,965)	(1,055)
Income tax expense	78	157
Net loss	(12,043)	(1,212)
Less (loss) income attributable to non-controlling interest	(3)	75
Net loss attributable to Charah Solutions, Inc.	$(12,040)	$(1,287)
Deemed and imputed dividends on Series A Preferred Stock	(149)	(147)
Series A Preferred Stock dividends	(2,090)	(2,067)
Net loss attributable to common stockholders	$(14,279)	$(3,501)

Net loss attributable to common stockholders per common share:
Basic	$(0.43)	$(0.12)
Diluted	$(0.43)	$(0.12)

Weighted-average shares outstanding used in loss per common share:
Basic	33,408	30,113
Diluted	33,408	30,113

CHARAH SOLUTIONS, INC.
Condensed Consolidated Statement of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(12,043)	$(1,212)
Adjustments to reconcile net loss to net cash and restricted cash (used in) provided by operating activities:
Depreciation and amortization	6,571	6,146
Paid-in-kind interest on long-term debt	—	1,230
Amortization of debt issuance costs	561	165
Deferred income taxes	36	157
Gain on sales-type lease	—	(5,568)
Gains on sales of real estate, property and equipment	(3,543)	(644)
Income from equity method investment	—	(202)
Non-cash share-based compensation	791	298
Gain on interest rate swap	—	(120)
Gain on ARO settlements	(2,451)	—
Increase (decrease) in cash and restricted cash due to changes in:
Trade accounts receivable	279	9,297
Contract assets and liabilities	2,326	23,910
Inventory	1,497	(873)
Accounts payable	1,652	(475)
Asset retirement obligation	(5,992)	(1,637)
Other assets and liabilities	(13,596)	(16,406)
Net cash and restricted cash (used in) provided by operating activities	(23,912)	14,066

Cash flows from investing activities:
Net proceeds from the sales of real estate, property and equipment	3,095	446
Purchases of property and equipment	(2,126)	(1,534)
Cash and restricted cash received from ERT transaction	—	34,900
Payments of working capital adjustment and other items for the sale of subsidiary	—	(7,321)
Net cash and restricted cash provided by investing activities	969	26,491

Cash flows from financing activities:
Net proceeds on the line of credit	—	7,082
Proceeds from long-term debt	1,402	1,009
Principal payments on long-term debt	(2,367)	(5,975)
Payments of debt issuance costs	(144)	—
Principal payments on capital lease obligations	(1,884)	(536)
Taxes paid related to net settlement of shares	—	(3)
Net cash and restricted cash (used in) provided by financing activities	(2,993)	1,577
Net (decrease) increase in cash and restricted cash	(25,936)	43,127
Cash and restricted cash, beginning of period	59,174	29,211
Cash and restricted cash, end of period	$33,238	$72,338

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,865	$2,002
Cash paid during the period for taxes	—	(210)

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Net Loss Attributable to Charah Solutions, Inc. to Adjusted EBITDA
(in thousands)
(Unaudited)

We define Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, interest expense, net, loss on extinguishment of debt, income taxes, depreciation and amortization, equity-based compensation, impairment expense (including inventory reserves), gain on change in contingent payment liability and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance compared to our peers, without regard to our financing methods or capital structure.
The following table presents a reconciliation of Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, along with our Adjusted EBITDA margin.

	Three Months Ended
	March 31,
	2022	2020
	(in thousands)
Net loss attributable to Charah Solutions, Inc.	$(12,040)	$(1,287)
Interest expense, net	4,573	3,235
Income tax expense	78	157
Depreciation and amortization	6,571	6,146
Equity-based compensation	791	298
Impairment expense	380	—
Transaction-related expenses and other items(1)	7	971
Adjusted EBITDA	$360	$9,520
Adjusted EBITDA margin(2)	0.5%	18.3%
(1)Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters.
(2)Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Net Loss Attributable to Common Stockholders to
Adjusted Net Loss Attributable to Common Stockholders and Adjusted Loss per Basic/Diluted Share
(in thousands, except per share data)
(Unaudited)

Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share are non-GAAP financial measures. We define Adjusted net loss attributable to common stockholders as net loss attributable to common stockholders less, on a post-tax basis, income from discontinued operations, net of tax plus, on a post-tax basis, loss on extinguishment of debt, impairment expense (including inventory reserves) and transaction-related expenses and other items. Adjusted loss per basic/diluted share is based on Adjusted net loss attributable to common stockholders.
The following represents a reconciliation of net loss attributable to common stockholders, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share.

	Three Months Ended
	March 31,
	2022	2021
Net loss attributable to common stockholders	$(14,279)	$(3,501)
Income tax expense	78	157
Impairment expense	380	—
Transaction-related expenses and other items(1)	7	971
Adjusted loss before income taxes attributable to common stockholders	$(13,814)	$(2,373)
Adjusted income tax expense(2)	90	353
Adjusted net loss attributable to common stockholders	$(13,904)	$(2,726)

Weighted-average shares outstanding used in loss per common share(3)
Basic	33,408	30,113
Diluted	33,408	30,113

Adjusted loss per basic share	$(0.42)	$(0.09)
Adjusted loss per diluted share	$(0.42)	$(0.09)
(1)Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items. Negative amounts represent settlement recoveries related to these matters.
(2)Represents the effective tax rate of 0.7% and 14.9% for the three months ended March 31, 2022 and 2021, respectively, multiplied by adjusted loss before income taxes attributable to common stockholders.
(3)As a result of the loss per share for the three months ended March 31, 2022 and 2021, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares of 13,114 and 8,292 were excluded from the computation of the weighted-average shares for diluted net loss per share for the three months ended March 31, 2022 and 2021, respectively.

CHARAH SOLUTIONS, INC.
Non-GAAP Reconciliation: Cash Flows from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(Unaudited)

We define Adjusted free cash flow as cash flows from operating activities, cash and restricted cash received from ERT transactions and proceeds from the sales of real estate, property and equipment, less cash used for capital expenditures. We include cash and restricted cash received from ERT transactions and proceeds from the sales of property and equipment and exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure.
The following represents a reconciliation of net cash (used in) provided by operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted free cash flow. The presentation of Adjusted free cash flow is not meant to be considered in isolation or as an alternative to net cash provided by (used in) operating activities as a measure of liquidity.

	Three Months Ended
	March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(23,912)	$14,066
Cash and restricted cash received from ERT transaction	—	34,900
Net proceeds from the sales of real estate, property and equipment	3,095	446
Capital expenditures:
Maintenance and growth	(1,284)	(1,386)
Land improvements	(842)	(148)
Total capital expenditures	(2,126)	(1,534)
Adjusted free cash flow	$(22,943)	$47,878